Exhibit 21

PITNEY BOWES INC.
SUBSIDIARIES OF REGISTRANT
The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent
The following are subsidiaries of the Registrant
(as of December 31, 2013)

Subsidiary Name	Country or state of incorporation
Adrema Leasing Corporation	Delaware
AIT Quest Trustee Ltd	UK
Alternative Mail & Parcel Investments Limited	UK
B. Williams Funding Corp.	Delaware
B. Williams Holding Corp.	Delaware
Canadian Office Services (Toronto) Limited	Canada
Digital Cement Co.	Canada
Digital Cement Inc.	Delaware
Elmcroft Road Realty Corporation	Connecticut
Emtex Software, Inc.	Canada
Encom Europe Limited	UK
Factor Humano y Cadena de Personal	Mexico
FSL Holdings Inc.	Connecticut
FSL Risk Managers Inc.	New York
Group 1 Software China Ltd.	Hong Kong
Harvey Company, L.L.C	Delaware
Historic Boardwalk Hall, L.L.C.	Delaware
Horizon Management AB	Sweden
Horizon Scandinavia AB	Sweden
Imagitas Security Corporation	Massachusetts
Imagitas, Inc.	Delaware
Mag Systèmes SAS	France
MapInfo Realty LLC	New York
OLDEMT LIMITED	UK
OLDMS Limited	UK
PB Australia Funding Pty. Limited	Australia
PB Equipment Management Inc.	Delaware
PB European UK LLC	Delaware
PB Forms, Inc.	Nebraska
PB Historic Renovation LLC	Delaware
PB Miles Inc.	Delaware
PB Nova Scotia Holdings Inc.	Delaware
PB Nova Scotia Holdings II ULC	Canada
PB Nova Scotia Holdings ULC	Canada
PB Nova Scotia V ULC	Canada
PB Nova Scotia VI ULC	Canada
PB Nova Scotia VII ULC	Canada
PB Nova Scotia II ULC	Canada

PB Nova Scotia LP	Delaware
PB Partnership Financing Inc.	Delaware
PB Professional Services Inc.	Delaware
PBDorm Ireland Limited	Ireland
Pitney Bowes (Asia Pacific) Pte. Ltd	Singapore
Pitney Bowes (Dormant) Pte Ltd.	Singapore
Pitney Bowes (Malaysia) Sdn Bhd	Malaysia
Pitney Bowes (Singapore) Pte Ltd.	Singapore
Pitney Bowes (Switzerland) AG	Switzerland
Pitney Bowes (Thailand) Limited	Thailand
Pitney Bowes Australia FAS Pty. Limited	Australia
Pitney Bowes Australia Pty Limited	Australia
Pitney Bowes Austria Ges.m.b.H	Austria
Pitney Bowes Batsumi Enterprise (Pty) Ltd.	South Africa
Pitney Bowes Belgium NV	Belgium
Pitney Bowes Brasil Equipamentos E Servicos Ltda	Brazil
Pitney Bowes Canada II LP	Canada
Pitney Bowes Canada LP	Canada
Pitney Bowes China Inc.	Delaware
Pitney Bowes Credit Australia Limited	Australia
Pitney Bowes Cross Border Services, Inc	Delaware
Pitney Bowes Danmark A/S (formerly Haro Systemer AS)	Denmark
Pitney Bowes de Mexico, S.A. de C.V.	Mexico
Pitney Bowes Deutschland GmbH	Germany
Pitney Bowes Document Messaging Technologies Limited (formerly Bell & Howell Limited)	UK
Pitney Bowes Espana, S.A.	Spain
Pitney Bowes Europe Limited	UK
Pitney Bowes Finance Ireland Limited	Ireland
Pitney Bowes Finance Limited (formerly Pitney Bowes Finance plc)	UK
Pitney Bowes Global Financial Services LLC	Delaware
Pitney Bowes Global Limited	UK
Pitney Bowes Global LLC	Delaware
Pitney Bowes Holdco Limited	UK
Pitney Bowes Holding SNC	France
Pitney Bowes Holdings B.V.	Netherlands
Pitney Bowes Holdings Denmark ApS	Denmark
Pitney Bowes Holdings Limited	UK
Pitney Bowes Hong Kong Limited	Hong Kong
Pitney Bowes India Inc.	Delaware
Pitney Bowes India Private Limited	India
Pitney Bowes International Funding	Ireland
Pitney Bowes International Holdings, Inc.	Delaware
Pitney Bowes International Mail Services Limited	UK
Pitney Bowes Ireland Limited	Ireland
Pitney Bowes Italia S.r.l.	Italy
Pitney Bowes Japan KK	Japan

Pitney Bowes Limited	UK
Pitney Bowes Luxembourg Holding II S.a.r.l.	Luxembourg
Pitney Bowes Luxembourg Holding S.a.r.l.	Luxembourg
Pitney Bowes Luxembourg SARL	Luxembourg
Pitney Bowes Mail and Messaging Systems (Shanghai) Co., Ltd.	Shanghai
Pitney Bowes MapInfo Business Applications Limited (formerly Southbank Systems Limited)	UK
Pitney Bowes MapInfo GDC Limited (formerly Graphical Data Capture Limited)	UK
Pitney Bowes MapInfo Scotland Limited (formerly Moleseye Limited)	UK
Pitney Bowes Middle East FZ-LLC	Dubai
Pitney Bowes Netherlands B.V.	Netherlands
Pitney Bowes New Zealand Limited	New Zealand
Pitney Bowes Norge AS	Norway
Pitney Bowes Nova Scotia ULC	Canada
Pitney Bowes of Canada Ltd. - Pitney Bowes du Canada Ltee	Canada
Pitney Bowes Oy	Finland
Pitney Bowes Polska Sp. z.o.o.	Poland
Pitney Bowes Portugal Sociedade Unipessoal, Lda.	Portugal
Pitney Bowes Presort Services, Inc. (formerly PSI Group, Inc.)	Delaware
Pitney Bowes Properties Inc.	Connecticut
Pitney Bowes Puerto Rico, Inc.	Puerto Rico
Pitney Bowes SA (Pty) Ltd.	South Africa
Pitney Bowes SAS	France
Pitney Bowes Servicios, S.A. de C.V.	Mexico
Pitney Bowes Shelton Realty Inc.	Connecticut
Pitney Bowes Software (Beijing) Ltd	China
Pitney Bowes Software Canada Inc.	Canada
Pitney Bowes Software GmbH	Germany
Pitney Bowes Software Europe Limited	UK
Pitney Bowes Software Europe Holdco Limited	UK
Pitney Bowes Software Holdings Limited	UK
Pitney Bowes Software Inc.	Delaware
Pitney Bowes Software India Private Limited	India
Pitney Bowes Software K. K.	Japan
Pitney Bowes Software Latin America Inc.	Delaware
Pitney Bowes Software Limited	UK
Pitney Bowes Software Private Limited	India
Pitney Bowes Software Pte Ltd	Singapore
Pitney Bowes Software Pty Ltd	Australia
Pitney Bowes Software SAS	France
Pitney Bowes Svenska Aktiebolag	Sweden
Pitney Bowes UK LP	UK
PitneyWorks.com Inc.	Delaware
PitneyWorks.com L.L.C.	Delaware
Portrait International, Inc.	Ohio
Portrait Million Handshakes AS	Norway
Portrait Software International Ltd.	UK

Portrait Software Limited	UK
Portrait Software UK Ltd	UK
Print, Inc.	Washington
PrintValue Solutions, Inc.	Arizona
Quadstone Paramics Ltd	Scotland
Quadstone Trustee Company Ltd	Scotland
Technopli SARL	France
The Pitney Bowes Bank, Inc.	Utah
Volly LLC	Delaware
Wheeler Insurance, Ltd.	Vermont